February 1, 2017
MML Investment Advisers, LLC
100 Bright Meadow Blvd.
Enfield, CT 06082
Attention: RS Investment Management
Ladies and Gentlemen:
MML Investment Advisers, LLC ("MML Advisers") and T.
Rowe Price Associates, Inc., ("Subadviser") have entered into a Subadvisory Agreement dated as of February 1, 2017 (the
"Agreement"). In the Agreement MML Advisers has retained the Subadviser to manage the assets of the Select Mid Cap
Growth Equity II Fund ("Fund"). In connection with the performance by the parties of their respective obligations under the Agreement, the parties wish to set out certain operating protocols and understandings:
1. MML Advisers represents and warrants that MML Advisers and the Fund are registered with the CFTC and are members of the U.S. National Futures Association, to the extent, if any, required by their activities.

2. MML Advisers shall provide the Subadviser, in a manner and with such frequency as is mutually agreed upon by the parties, with a list of (i) each "government entity" (as defined by Rule 206(4)-5 under the Investment Advisers Act of 1940, as amended ("Advisers Act")), invested in the Fund where the account of such government entity can reasonably be identified as being held in the name of or for the benefit of such government entity on the records of the Fund; and (ii) each government entity that sponsors or establishes a 529 Plan and has selected the Fund as an option to be offered by such 529 Plan.

3. MML Advisers agrees to provide the Subadviser with a list of first tier affiliates and second tier affiliates (i.e., affiliates of affiliates) of the Fund and a list of restricted securities for the Fund (including CUSIP, Sedol, or other appropriate security indentification. MML Advisers will provide the Subadviser with updates to each list as needed.

4. MML Advisers agrees that the Subadviser is not required to execute foreign currency trades through the custodian, but may, in its sole discretion and in accordance with its fiduciary duty, select the custodian or counterparties for the execution of foreign currency transactions.

5. MML Advisers acknowledges that the Subadviser does not have access to all of the Fund's books and records to perform certain compliance testing. To the extent that the Subadviser has agreed to perform services specified in the Agreement in accordance with applicable law (including subchapter M of the Internal Revenue Code of 1986, as amended, the Investment Company Act of 1940, as amended, and the Investment Advisers Act of 1940, as amended ("Applicable Laws")), the Fund's prospectus and statement of additional information, and policies and procedures as approved by the Fund's Board of Trustees, MML acknowledges that
Subadviser shall perform such services based upon the Subadviser's books and records for the Fund based upon information in the Subadviser's possession (which comprise a portion of the Fund's books and records) and upon written instructions received from the Fund, MML Advisers of the Fund's administrator.

Very truly yours,
T. Rowe Price Associates, Inc.




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Acknowledged and agreed:
MML Investment Advisers, LLC




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